Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Media: Carter Cromley	Investors: Elizabeth Corse
(703) 667-6110	(703) 667-6984
carter.cromley@savvis.net	elizabeth.corse@savvis.net

SAVVIS Reiterates Financial Outlook

ST. LOUIS, MO. – January 9, 2008 – SAVVIS, Inc. (NASDAQ: SVVS), a global leader in IT infrastructure services for business applications, today reiterated its outlook for revenue and Adjusted EBITDA for the fourth quarter 2007 and full year 2008 as previously disclosed on December 6, 2007. SAVVIS will release full details of its actual results for the fourth quarter 2007 in early February 2008. At present, the company’s expectations for fourth quarter 2007 remain:

•	Total revenue in a range of $197-200 million, including

•	total hosting revenue of $121-124 million, including $58-60 million from managed hosting services; and

•	Adjusted EBITDA* in a range of $38-40 million.

Expectations for the full year 2008 include:

•	Total revenue in a range of $910-925 million, including

•	approximately $590-610 million of revenue from hosting services, including approximately $310-320 million of colocation revenue and approximately $280-290 million of managed hosting revenue, and

•	approximately $315 million of revenue from network services; and

•	Adjusted EBITDA in a range of $200-210 million.

SAVVIS Chief Financial Officer Jeff Von Deylen is presenting today, January 9, 2008, at the Citigroup 2008 Global Entertainment, Media and Telecommunications Conference at 2:40 PM MST/4:40 PM EST. A live webcast will be available on the investor relations section of SAVVIS’ website, www.savvis.net, and a recorded replay will be available on the same site later that day.

About SAVVIS

SAVVIS, Inc. (NASDAQ: SVVS) is a global leader in IT infrastructure services for business applications. With an IT services platform spanning North America, Europe, and Asia, SAVVIS is an industry leader in delivering secure, reliable, and scalable hosting, network, and application services. These solutions enable customers to focus on their core business while SAVVIS ensures the quality of their IT systems and operations. SAVVIS’ strategic approach combines virtualization technology, a global network and multiple data centers, and automated management and provisioning systems. For more information about SAVVIS, visit www.savvis.net.

* Adjusted EBITDA

“Adjusted EBITDA” represents income (loss) from operations before depreciation, amortization, accretion, gains and losses on sales of assets, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s operating financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results, including financial performance and product growth, may differ materially from SAVVIS’ expectations. Certain factors that could adversely affect actual results are set forth as risk factors described in SAVVIS’ SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2006, and all subsequent filings. Those risk factors include, but are not limited to, variability in pricing for SAVVIS’ products, highly competitive markets, rapid evolution of technology, variability in the availability and terms of financing, uncertainties related to merger and acquisition activity, changes in our operating environment, and changes in regulatory environments. The forward-looking statements contained in this document speak only as of the date of publication, January 9, 2008. Subsequent events and developments may cause the company’s forward-looking statements to change, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

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